AGREEMENT

THIS AGREEMENT (hereinafter, this "**Agreement**") made this 31st day of October, 2018 by and among:

YA II PN, LTD., formerly known as YA Global Master SPV, Ltd., with offices located at 1012 Springfield Avenue, Mountainside, New Jersey 07092, as agent for itself and for Hudson Street, LLC, and as a lender (in such capacities, "**YA II**");

HUDSON STREET, LLC, with offices located at 1012 Springfield Avenue, Mountainside, New Jersey 07092, as a lender (in such capacity, the "**Hudson**", and collectively with YA II, the "**Lenders**"); and

NOTIS GLOBAL, INC. (the "**Borrower**" or the "**Company**"), a Nevada corporation with its principal place of business located at 1715 Highway 35, Suite 101, Middletown, New Jersey 07748.

Background

Reference is made to certain financing arrangements entered into by and between the Borrower and the Lenders evidenced by, among other things, the convertible debentures, convertible notes, and other documents, instruments, and agreements listed in the attached **Schedule 1** (collectively, the "**Financing Documents**"), pursuant to which the Lenders made certain financial accommodations available to the Borrower. *All capitalized terms used herein, and not otherwise defined herein, shall have the meanings as set forth in the Security Agreement (as defined on* ***Schedule 1****).*

One or more defaults and/or events of default occurred under the Financing Documents as a result of the Borrower's failure to make payments as and when due thereunder prior to the date hereof, the failure of the Borrower to make regularly scheduled payments as and when due under the Financing Documents, the failure of the Borrower to repay the amounts due under the Financing Documents upon the maturity of the same, any default under Sections 4.5, 5.1(j), 5.1(m), 6.3, or 6.4 of the Security Agreement, any suspension of the operation of a material portion of the Borrower's business for a period of more than twenty (20) days, the Borrower's failure to provide required financial reporting, the Borrower's failure to reserve sufficient authorized shares of Common Stock for issuance to the Lenders, the Borrower's failure to be in compliance with the terms of its outstanding loans to parties other than the Lenders, the Borrower's involvement in the legal proceedings as set forth on Schedule 3, and the Borrower's failure to preserve its status as a public company or to make timely filings with the Securities and Exchange Commission under Sections 13 or 15(d) of the Exchange Act of 1934, as amended (collectively the "**Stated Defaults**"), and, as a result, on June 18, 2018, YA II made demand upon the Borrower for repayment in full of all Obligations. The Borrower has requested that the Lenders agree, if no Termination Event (as defined in Paragraph 8 below) occurs, to (i) forbear from enforcing its rights and remedies as a result of the Stated Defaults until April 15, 2019, and

(ii) accept certain payments in settlement of the Obligations, and the Lenders have agreed to do so, but only upon the express terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Borrower and the Lenders as follows:

Acknowledgment of Indebtedness

1. The Borrower hereby acknowledges and agrees that, in accordance with the terms and conditions of the Financing Documents, the Borrower is unconditionally liable to the Lenders, without set off, counterclaim or offset, for the following (collectively, the "**Obligations**"): (a) the amounts set forth on Schedule 1 attached hereto as of the dates indicated in Schedule 1, and (b) all interest and fees accruing from and after the dates set forth in Schedule 1, and for all other reasonable fees, costs, expenses, and costs of collection (including, without limitation, reasonable attorneys' fees and expenses) heretofore or hereafter incurred by the Lenders in connection with the Financing Documents, including, without limitation, all reasonable attorney's fees and expenses incurred in connection with the negotiation and preparation of this Agreement and all documents, instruments, and agreements incidental hereto.

Waiver of Claims

2. The Borrower hereby acknowledges and agrees that it has no offsets, defenses, suits, causes of action, damages, claims, or counterclaims against the Lenders or any of their respective officers, directors, employees, attorneys, representatives, partners, investment managers, servants, agents, consultants, pledgees, nominees, insurers, subsidiaries, affiliates, predecessors, successors, and assigns (hereinafter, collectively, the "**Released Parties**") with respect to the Obligations, the Financing Documents, any course of dealing between the Borrower and any Released Party, any collateral for the Obligations, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, suits, causes of action, damages, claims, or counterclaims against the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly **WAIVED**, and the Borrower hereby **RELEASES** the Released Parties from any liability therefor, provided that nothing herein shall release any rights under this Agreement.

Ratification of Financing Documents; Cross-Collateralization; Further Assurances

3. The Borrower:

   (a) Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Financing Documents as modified hereby. The Borrower further acknowledges and agrees that except as specifically modified in this Agreement,

all terms and conditions of the Financing Documents shall remain in full force and effect until full and final payment of the Obligations, unless terminated prior thereto in accordance with, and subject to, the terms and conditions set forth herein. Without limiting the foregoing, the Borrower acknowledges and agrees that the Lenders shall retain all of their rights to convert the Debentures into shares of the Borrower in accordance with the terms of the Financing Documents, provided, however, that if a Lender does exercise such a conversion, the Borrower shall receive a credit toward the Settlement Amount in the principal amount of such conversion, to be applied in reduction of the Settlement Payments in the inverse order of maturity;

(b) Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, and (ii) all collateral, whether now existing or hereafter acquired, granted to the Lenders pursuant to the Financing Documents or otherwise shall continue to secure all of the Obligations until full and final payment of the Obligations, unless terminated prior thereto in accordance with, and subject to, the terms and conditions set forth herein; and

(c) Shall, from and after the execution of this Agreement, execute and deliver to the Lenders whatever additional documents, instruments, and agreements that the Lenders may reasonably require in order to give effect to the terms and conditions of this Agreement.

Conditions Precedent

4. The Lenders' agreements herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lenders in their sole and exclusive discretion:

(a) All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement, and each of the documents, instruments and agreements required hereunder, shall have been duly and effectively taken and evidence thereof acceptable to Lenders in all respects shall have been provided to Lenders.

(b) The Borrower shall have executed and delivered to the Lenders this Agreement, and each of the documents, instruments and agreements required hereunder, and this Agreement and all such other documents, if any, shall be in full force and effect.

(c) The Lenders shall have received the first Settlement Payment (as defined below) in the amount of $500,000 on or before October 12, 2018.

Forbearance by Lenders / No Waiver Of Defaults

5. The Borrower acknowledges the existence of the Stated Defaults, and agrees that, as a result of the Stated Defaults, the Lenders have the right to immediately commence enforcement of their rights and remedies under the Financing Documents and otherwise under applicable law. In consideration of the Borrower's performance in accordance with each and every term and condition of this Agreement, as and when due, (a) the maturity date of each of the notes and debentures listed on Schedule 1 attached hereto shall be extended until April 15, 2019, and (b) the Lenders shall forbear exercising their rights and remedies as a result of the Stated Defaults until the earlier to occur of (i) a Termination Event (as defined herein), or (ii) 3:00 p.m. (prevailing New York City time) on April 15, 2019 (the "**Termination Date**"). The Borrower acknowledges and agrees that nothing contained in this Agreement shall constitute a waiver of the Stated Defaults or any other defaults or events of default (whether now existing or hereafter arising), and this Agreement shall only constitute an agreement by the Lenders to forbear from enforcing their rights and remedies upon the terms and conditions set forth herein.

Settlement Payments

6. Unless and until the occurrence of a Termination Event, regularly scheduled payments under the Financing Documents shall be suspended, and instead the Borrower shall make payments to the Lenders in good and collected funds in the aggregate amount of \$2,350,000.00 (the "**Settlement Amount**"), which payments shall be in following amounts on the following dates (collectively, the "**Settlement Payments**"): (i) \$500,000.00 on or before October 25, 2018, (ii) \$250,000.00 on or before November 15, 2018, (iii) four (4) monthly payments of \$337,500.00 each commencing on December 15, 2018 and continuing on the fifteenth day of each month thereafter through and including March 15, 2019, and (iv) a final payment of \$250,000.00 on or before April 15, 2019. Notwithstanding the foregoing dates for each Settlement Payment, Borrower shall always have the option of prepaying one or more Settlement Payments or any portion thereof, provided that any prepayments shall be applied to the Settlement Payments in the inverse order of maturity. All payments shall be made by wire transfer of immediately available funds to the account of the Lenders set forth on Schedule 2, or such subsequent account provided by the Lenders to the Borrower in writing upon not less than five (5) days' notice. All Settlement Payments received by the Lenders hereunder shall be applied to the debentures and notes held by the Lenders in the order the Lenders determine in their sole determination.

Acceptance of the Settlement Amount in Satisfaction of the Obligations

7. Provided that (a) the Lenders have received payment of the Settlement Amount in full, in good and collected funds on or before the Termination Date, (b) contemporaneously with the payment in full of the Settlement Amount, the Borrower executes and delivers to the Lenders an original release in the form annexed hereto marked Exhibit "A" (the "**Release**"), and (c) no Termination Event has occurred, then the Lenders shall (i) accept

the Settlement Amount in full satisfaction of the Obligations, (ii) mark all the debentures and notes held by the Lenders "satisfied", and (iii) authorize the filing of such UCC-3 terminations as may be necessary to terminate any security interests held by the Lenders in the assets of the Borrower.

Nothing contained in this Paragraph 7, or otherwise in this Agreement, or the Schedules or Exhibits attached hereto, is intended to, nor shall it be construed to constitute: (i) any other obligations or liabilities of the Borrower, or any other party, to the Lenders other than as specifically set forth herein; (ii) a waiver of any of the Lenders' claims, actions, rights, or remedies against the Borrower, or any other party or parties, other than as specifically set forth herein; or (iii) an agreement to do any of the foregoing, other than upon the terms and conditions specifically set forth herein.

Without limiting the foregoing, the Borrower expressly acknowledges and agrees that the Borrower's obligations, and the Lenders' rights, under any warrants, stock, shares or other equity interests set forth on Schedule I attached hereto (the "**Securities**") in the Borrower, shall not be released, cancelled, terminated, or modified in any manner, and that such warrants and other equity interests shall remain in full force and effect in accordance with their terms; provided, however, that the forbearance provided for herein shall also apply to the enforcement of rights and remedies under the Securities, provided further that nothing herein shall prevent the Lender from exercising a warrant, or voting equities, or taking like actions.

Termination Events

8. The occurrence of any one or more of the following events shall constitute a termination event (a "**Termination Event**") under this Agreement:

(a) The failure of the Borrower to pay any of the Settlement Payments in good and collected funds as and when due, it being expressly acknowledged and agreed that **TIME IS OF THE ESSENCE**;

(b) The failure of the Borrower to promptly, punctually, or faithfully perform any other term or condition of this Agreement as and when due, it being expressly acknowledged and agreed that **TIME IS OF THE ESSENCE**;

(c) The occurrence of an Event of Default (other than the Stated Defaults, including Stated Defaults which are continuing, and Events of Default which are of the same as the Stated Defaults, but occur after the date hereof), under the Financing Documents;

(d) The waiver of claims by the Borrower set forth in Paragraph 2, above, or the release to be provided to the Lenders pursuant to Paragraph 7, above, is alleged to be invalid or unenforceable by any claim or proceeding initiated or commenced in favor of, through, by, or on behalf of, the Borrower;

(e) The Borrower or any person claiming by or through the Borrower commences, joins in, assists, cooperates in or participates as an adverse party or as an adverse witness (subject to compulsory legal process which requires testimony) in any suit or other proceeding against the Lenders, or either of them, relating to the Obligations, Financing Documents, this Agreement, or any documents or transactions related thereto;

(f) The Borrower commits fraud with respect to the Lenders, or any of the financial information and other financial disclosures provided to the Lenders by the Borrower upon which the Lenders relied when determining whether to enter into this Agreement (including, without limitation, information regarding the Borrower's cash on hand and ability to repay its debts) is not materially true, accurate, or complete when given;

(g) The filing of any petition for relief under the United States Bankruptcy Code or similar insolvency statute or proceeding by or against the Borrower; or

(h) The determination by a court of competent jurisdiction that the Lenders, or either of them, must refund, disgorge, or repay all or any portion of the payments made to the Lenders pursuant to the Financing Documents and/or this Agreement, including, without limitation, all or any portion of the Settlement Amount.

Rights Upon Termination

9. Upon the earlier of (i) the occurrence of any Termination Event, and (ii) the Termination Date, the Lenders' agreement to forbear, and to accept the Settlement Amount in satisfaction of the Obligations, shall terminate, all Obligations shall become immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly **WAIVED**, and the Lenders may immediately proceed to enforce all of their rights and remedies under the Financing Documents or applicable law to collect the same.

To the extent that any Termination Event of the nature set forth in Paragraphs 8(d), 8(e), 8(f), or 8(h) occurs after the payment in full of the Settlement Amount to the Lenders, then (a) the Lenders' acceptance of the Settlement Amount in satisfaction of the Obligations shall be void ab initio, (b) all Obligations, less any amounts paid hereunder that the Lenders have not been required to refund, disgorge, or repay, shall be reinstated and immediately due and payable in full, and (c) the Lenders may immediately pursue all of their rights and remedies under the Financing Documents, this Agreement, and/or applicable law.

Costs of Collection

10. Upon the occurrence of a Termination Event, the Borrower shall immediately reimburse the Lenders for any and all unreimbursed costs, expenses, and costs of collection

(including, without limitation, reasonable attorneys' fees and expenses) heretofore or hereafter incurred by the Lenders in connection with the protection, preservation, and enforcement by the Lenders of their rights and remedies under the Financing Documents and/or this Agreement, including, without limitation, the negotiation and preparation of this Agreement. From and after the occurrence of a Termination Event, the Borrower shall be liable, and shall reimburse the Lenders upon demand, for all costs, expenses, and costs of collection (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Lenders in connection with the protection, preservation, and enforcement by the Lenders of their rights and remedies under the Financing Documents and/or this Agreement.

Representations, Warranties, and Covenants

11. The Borrower hereby represents, warrants and covenants to the Lenders as follows:

(a) The execution and delivery of this Agreement by the Borrower, and the performance by the Borrower of its respective obligations and agreements under this Agreement and the Financing Documents are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or the Borrower's charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower.

(b) This Agreement and the Financing Documents constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Agreement or any of the Financing Documents.

(d) The Borrower has read and understands each of the terms and conditions of this Agreement and that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Lenders and not set forth in this Agreement.

12. The Lenders each hereby represent, warrant and covenant to the Borrower as follows:

(a) The execution and delivery of this Agreement by the Lender, and the performance by the Lender of its obligations and agreements under this Agreement are within the corporate authority of the Lender, have been duly authorized by all necessary

corporate proceedings on behalf of the Lender and do not and will not contravene any provision of law, statute, rule or regulation to which the Lender is subject or the Lender's charter, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Lender.

(b) This Agreement and the Financing Documents constitute legal, valid and binding obligations of the Lender, enforceable in accordance with their respective terms.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Lender of this Agreement.

Non-Interference

13. From and after the occurrence of any Termination Event, the Borrower agrees not to interfere with the exercise by the Lenders of any of their rights and remedies. The Borrower further agrees that it shall not seek to distrain or otherwise hinder, delay, or impair the Lenders' efforts to realize upon any collateral granted to the Lenders, or otherwise to enforce its rights and remedies pursuant to the Financing Documents. The provisions of this Paragraph shall be specifically enforceable by the Lenders.

Automatic Stay

14. The Borrower agrees that upon the filing of any Petition for Relief by or against the Borrower under the United States Bankruptcy Code, the Lenders shall be entitled to immediate and complete relief from the automatic stay with respect to the Borrower, and Lenders shall be permitted to proceed to protect and enforce its rights and remedies under state law. The Borrower hereby expressly assents to any motion filed by the Lenders seeking relief from the automatic stay. The Borrower further hereby expressly WAIVES the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Lenders.

Waiver of Jury Trial

15. The Borrower and the Lenders each hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other parties, in entering into this Agreement, are relying on such a waiver: **THE BORROWER AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY**

RELATIONSHIP BETWEEN THE BORROWER, OR ANY OTHER PERSON, AND THE LENDERS.

Entire Agreement

16. This Agreement shall be binding upon the Parties and their respective successors, and assigns, and shall inure to the benefit of the Parties and their respective successors and assigns (provided, that with respect to the Borrower, only its permitted assigns, if any, as set forth in the Financing Documents). This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Borrower and the Lenders, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Borrower and the Lenders shall be effective unless executed in writing by a duly authorized officer of the party to be charged with such modification, amendment, or waiver.

Construction of Agreement

17. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

(a) All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey (without application of any conflict of laws principles) and are intended to take effect as sealed instruments. Exclusive venue for any action shall be the federal or state courts of New Jersey sitting in Union County.

(b) The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lenders and the Borrower under this Agreement.

(c) In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lenders and the Borrower, the provisions of this Agreement shall govern and control.

(d) The Lenders and the Borrower have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Lenders and the Borrower and shall not be construed against either the Lenders or the Borrower.

Illegality or Unenforceability

18. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

19. This Agreement may be executed in any number of counterparts (and any counterpart may be executed by original, portable document format (pdf) or facsimile signature(s)), each of which when executed and delivered shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

YA II PN, LTD.,
As agent for itself and for Hudson Street, LLC and as a lender

By: Yorkville Advisors Global, LP,
its Investment Manager

By: Yorkville Advisors Global II, LLC
its: General Partner

By: ________________________
Name:
Title: Member

NOTIS GLOBAL, INC., a Nevada corporation

By: [signature]
Name: Ned L. Siegel
Title: Executive Chairman of the Board

HUDSON STREET, LLC, as a lender

By: ________________________
Name:
Title:

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

YA II PN, LTD.,
As agent for itself and for Hudson Street, LLC and as a lender

By: Yorkville Advisors Global, LP,
its Investment Manager

By: Yorkville Advisors Global II, LLC
its: General Partner

By: ______________________
Name: Mark Angelo
Title: Member

NOTIS GLOBAL, INC., a Nevada corporation

By: ______________________
Name:
Title:

HUDSON STREET, LLC, as a lender

By: ______________________
Name: Mark Angelo
Title: Managing Member

SCHEDULE 1
(Financing Documents)

Debentures and Notes Held by YA II PN, LTD. as of 8/31/18

Debenture	Outstanding Principal Amount	Accrued and Unpaid Interest
5% Convertible Debenture issued by Notis Global, Inc. dated August 24, 2015 in the original principal amount of $400,000.00	$46,065	$20,956
5% Convertible Debenture issued by Notis Global, Inc. dated September 18, 2015 in the original principal amount of $100,000.00	$38,829	$4,568
5% Convertible Debenture issued by Notis Global, Inc. due October 28, 2015 in the original principal amount of $500,000.00	$500,000	$71,458
5% Convertible Debenture issued by Notis Global, Inc. dated November 16, 2015 in the original principal amount of $125,000.00	$125,000	$17,535
5% Convertible Debenture issued by Notis Global, Inc. dated November 23, 2015 in the original principal amount of $125,000.00	$125,000	$17,387
5% Convertible Debenture issued by Notis Global, Inc. dated November 30, 2015 in the original principal amount of $125,000.00	$125,000	$17,292
5% Convertible Debenture issued by Notis Global, Inc. dated December 7 2015 in the original principal amount of $125,000.00	$99,970	$9,233
10% Convertible Promissory Note issued by Notis Global, Inc. dated February 10, 2016 in the original principal amount of $275,000.00	$275,000	$70,219
5% Convertible Promissory Note issued by Notis Global, Inc. dated April 13, 2016 in the original principal amount of $225,000.00	$225,000	$26,815
5% Convertible Promissory Note issued by Notis Global, Inc. dated October 16, 2016 in the original principal amount of $53,000.00	$53,000	$5,010
10% Convertible Promissory Note issued by Notis Global, Inc. dated February 8, 2018 in the original principal amount of $109,000.00	$109,000	$2,956
	$1,721,864	$263,429

Other Financing Documents

Security Agreement dated June 22, 2016 by and among Notis Global, Inc. and any subsidiary and affiliate listed on Schedule 1 attached thereto in favor of YA II PN, Ltd (the "Security Agreement")
Pledge and Security Agreement dated June 22, 2016 made by Notis Global, Inc. in favor of YA II PN, Ltd
Negative Pledge Agreement dated June 22, 2016 between EWSD I LLC and YA II PN, Ltd
Securities Purchase Agreement dated August 20, 2015 between Notis Global, Inc. and YA II PN, Ltd
Registration Rights Agreement dated August 20, 2015 between Notis Global, Inc. and YA II PN, Ltd
Note Purchase Agreement dated February 10, 2016 by and between Notis Global, Inc. and YA II PN, Ltd
Note Purchase Agreement dated April 13, 2016 by and between Notis Global, Inc. and YA II PN, Ltd
Note Purchase Agreement dated October 10, 2016 by and between Notis Global, Inc. and YA II PN, Ltd
Note Purchase Agreement dated February 8, 2018 amoung Notis Global, Inc., Pueblo Agrigulcture Supply and Equipment, LLC, and YA II PN, Ltd

Debentures Held by Hudson Street, LLC

Debenture	**Outstanding Principal Amount**	**Accrued and Unpaid Interest**
10% Convertible Debenture issued by Notis Global, Inc. dated March 27, 2015 (assigned to Hudson Street, LLC on December 28, 2015) in the original principal amount of $9,600	$9,600.00	$3,298.00
10% Convertible Debenture issued by Notis Global, Inc. dated May 15, 2015 (assigned to Hudson Street, LLC on December 28, 2015) in the original principal amount of $8,316.58	$8,316.58	$2,745.00

10% Convertible Debenture issued by Notis Global, Inc. dated May 22, 2015 (assigned to Hudson Street, LLC on December 28, 2015) in the original principal amount of $2,468	$2,468.00	$810.00
10% Convertible Debenture issued by Notis Global, Inc. dated August 14, 2015 (assigned to Hudson Street, LLC on January 25, 2015) in the original principal amount of $650,000.00	$443,904.25	$139,460.00
	$464,288.83	$146,313.00

(Securities)

Warrant Number YA2-3
Warrant Number YA2-4
Warrant Number YA3-2
Warrant Number YA3-3
Warrant Number YA3-4
Warrant Number YA3-5

SCHEDULE 2
(Lenders Account)

YA II PN, LTD

-Wiring Instructions-

***Account Currency: USD**

Intermediary Bank: The Bank of New York Mellon
One Wall Street
New York, NY10286

Routing # 021 000 018

Swift Code: IRVTUS3N

Account # 890 1050 210

Beneficiary Bank: DMS Bank and Trust Ltd.
20 Genesis Close
Grand Cayman KY1-1104

Swift Code: CAYIKYKY

Beneficiary Account Name: YA II PN, Ltd
1012 Springfield Avenue
Mountainside, NJ 07092

Beneficiary Account # 01680100

SCHEDULE 3

Medvend

On May 22, 2013, Borrower initiated litigation in the United States District Court in the District of Arizona against three shareholders of MedVend Holdings LLC ("Medvend") in connection with a contemplated transaction that Medbox entered into for the purchase of an approximate 50% ownership stake in Medvend for $4.1 million. The lawsuit alleges fraud and related claims arising out of the contemplated transaction during the quarter ended June 30, 2013. In January 2017, the Company settled the litigation and agreed to pay the original shareholders of Medvend an aggregate of $375,000 in 6 installments over three years. The Company defaulted on the original settlement agreement and MedVend received a default judgement of $937,500.

Whole Hemp

A complaint was filed by Whole Hemp Company, LLC d/b/a Folium Biosciences ("Whole Hemp") on June 1, 2016, naming the Company as defendants in Pueblo County, CO district court. The complaint alleges five causes of action against the Company: misappropriation of trade secrets, civil theft, intentional interference with prospective business advantage, civil conspiracy, and breach of contract. All claims concern contracts between Whole Hemp and the Company for the Farming Agreement and the Distributor Agreement. On August 12, 2016, the court ordered that all of Whole Hemp's plants in the Company's possession be destroyed, which occurred by August 24, 2016, at which time the temporary restraining order was dissolved and the parties filed a motion to dismiss the district court action. The Company commenced arbitration in Denver, CO on August 2, 2016, seeking injunctive relief and alleging breaches of the contracts between the parties. Whole Hemp filed its answer and counterclaims on September 6, 2016, asserting similar allegations that were asserted to the court. On September 30, 2016, the arbitrator held an initial status conference and agreed to allow EWSD and Notis to file a motion to dismiss some or all of Whole Hemp's claims by no later than October 28, 2016. On September 30, 2016, the arbitrator held an initial status conference and agreed to allow Notis to file a motion to dismiss some or all of Whole Hemp's claims by no later than October 28, 2016. The parties were also ordered to make initial disclosures of relevant documents and persons with knowledge of relevant information by October 21, 2016. On June 29, 2017, the parties jointly stipulated to the dismissal of all claims and counterclaims with prejudice.

Bank Leumi

The Company's former landlord, Bank Leumi, filed an action against the Company in Los Angeles Superior Court for breach of lease on August 31, 2016, seeking $29,977 plus fees and interest, in addition to rent payment for September 2016. In November 2016, the parties entered into a Settlement Agreement and General Release, pursuant to which the Company agreed to an eight-payment plan in favor of Bank Leumi, commencing December 2016 and terminating July 2017. All of the payments, which aggregated $46,521.65 for rent, fees, and costs, have been made as of the date hereof.

Creaxion

On August 23, 2017, Creaxion Corporation filed a Complaint in the Superior Court of Fulton County, Georgia, styled *Creaxion Corporation, Plaintiff, v. Notis Global, Inc., Defendant*, Civil Action No. 2017CV294453. Plaintiff plead counts for (1) Breach of Contract in the amount of $89,000, (2) Prejudgment interest, and (3) Attorney's fees. The Company was served on September 26, 2017, and did not respond to the Complaint. On November 30, 2017, the Court granted plaintiff's request for a Default Judgment in the amount of $89,000. Further, the Court scheduled a hearing for December 14, 2017, in respect of expenses, attorney's fees, and interest at a rate of 6.25%.

Sheppard Mullin

On October 27, 2017, Sheppard Mullin filed a Complaint in the Superior Court of the State of California for the County of Los Angeles, styled *Sheppard, Mullin, Richter & Hampton LLP, a California limited liability partnership, plaintiff v. Notis Global, Inc., a Nevada corporation, formerly known as Medbox, Inc.; and Does 1-10, inclusive, Defendants*, Case No. BC681382. Plaintiff plead causes of action for (1) Breach of Contract; (2) Account Stated; and (3) and Unjust Enrichment, seeking approximately $240,000. The Company accepted service on November 10, 2017, and, as of the date hereof, has not responded to the complaint. On May 17, 2018, the court entered judgement in favor of Sheppard Mullin in the amount of $277,998.77. On June 25, 2018, the entered into a settlement agreement with Sheppard Mullin pursuant to which the Company paid $50,000 and agreed to pay $25,000 by June 28, 2019.